Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2017 Stock Incentive Plan of Ayala Pharmaceuticals, Inc. of our report dated March 6, 2020, expect for Note 13, which is as of May 4, 2020 with respect to the consolidated financial statements of Ayala Pharmaceuticals, Inc. included in Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-236942).

/s/ Kost, Forer, Gabbay & Kasierer
KOST, FORER, GABBAY & KASIERER
A Member of EY Global

Tel-Aviv, Israel

May 11, 2020